                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

July 25, 2000

Contact:  John Breed
          713-209-8835

             COOPER INDUSTRIES REPORTS CONTINUED STRONG REVENUE AND
                     EARNINGS GROWTH IN THE SECOND QUARTER

HOUSTON, TX, July 25 -- Cooper Industries, Inc. (NYSE:CBE) today reported second-quarter net income of $92.9 million or $.99 per share (assuming dilution), compared with second-quarter 1999 earnings of $88.0 million or $.92 per share. Revenues for the second quarter 2000 were $1.17 billion, compared with second-quarter 1999 revenues of $957.5 million. Operating earnings for the second quarter 2000 increased over 13 percent to $169.6 million, compared with $149.6 million for the same period last year.

         "We are pleased with our performance in the second quarter," said H. John Riley, chairman, president and chief executive officer. "Our substantial revenue increase of 22 percent was propelled by our two most recent electrical products acquisitions, which contributed nearly $110 million of new revenues in the quarter, complementing solid growth in our already strong base businesses.

         "Our second-quarter results continue to demonstrate the success of our ongoing strategy to create a world class electrical products and tools company," continued Riley. "Internal growth and highly focused acquisitions are broadening channels to market, enhancing our strong core businesses, expanding already extensive product offerings and presenting significant new opportunities for cost efficiencies and growth."

         Earnings per share for the first half of 2000 increased to $1.88, compared with $1.74, excluding nonrecurring items, for the same period last year. Net income rose to $176.8 million for the first six months of 2000, an 8 percent increase over 1999 first-half net income of $163.6 million. First-half 1999 net income includes $2.4 million, or $.02 per share, of nonrecurring net charges primarily related to cost control and asset rationalization programs.


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COOPER INDUSTRIES, INC.                                                   PAGE 2


Total revenues for the first half of 2000 grew 17 percent to $2.21 billion, compared with $1.88 billion for the same period last year. Operating earnings for the first half of 2000 were $317.0 million, an increase of over 11 percent from 1999 first-half operating earnings of $284.7 million, excluding nonrecurring items.

                               ELECTRICAL PRODUCTS

         Second-quarter 2000 revenues from the Electrical Products segment increased to $961.6 million, compared with $751.1 million for the same period last year. Core growth for the segment exceeded 6.5 percent, despite the impact of the delayed recovery in energy sector capital spending affecting the Company's hazardous duty electrical products operations. However, higher oil and gas prices and the resulting increased cash flows bode well for the future of this business.

         Second-quarter operating earnings rose over 16 percent to $152.5 million from $130.9 million for the second quarter 2000. After adjusting for recent acquisitions, second-quarter 2000 operating margins were 17.5 percent, compared with 17.4 percent for the same period last year.

         Year-to-date 2000 segment revenues increased almost 22 percent to $1.80 billion, compared with $1.48 billion for the same period last year. Segment operating earnings for the first half of 2000 were $285.7 million, compared with $252.3 million, excluding nonrecurring items, for the first half of 1999.

         Cooper's lighting business continued its very strong growth trend during the quarter with a 26 percent increase in revenues driven by a strengthening price environment for our core products and by recent acquisitions. Cooper's circuit protection business grew at a similar rate as a result of continuing penetration into higher growth telecommunications and electronics markets as well as additional sales from recently introduced products. On the international front, the Company's European lighting and security operations grew revenues 37 percent during the quarter as businesses acquired last year have significantly expanded product offerings and markets served. Power equipment revenues also grew during the quarter but at a more modest rate.

         During the second quarter of 2000, the Company finalized the acquisition of B-Line Systems, a leading manufacturer of support systems and enclosures for electrical, mechanical and telecommunications/data applications. That acquisition, along with the acquisition of Eagle Electric completed late in the first quarter of 2000, is on track to meet or exceed earnings projections for the year.


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COOPER INDUSTRIES, INC.                                                   PAGE 3


                                TOOLS & HARDWARE

         Second-quarter revenues for the Tools & Hardware segment were $206.6 million, compared with $206.4 million for the second quarter of 1999. An improvement in demand for hand tools in North and Latin America was essentially offset by the timing of shipments of assembly equipment orders to international customers. Second-quarter operating earnings for the segment were $24.6 million, compared with $29.1 million for the same period last year.

         Operating margins for the Tools & Hardware segment during the second quarter 2000 were 11.9 percent, compared with 14.1 percent for the same period last year. The Company continues to rationalize its Tools & Hardware operations. Consistent with this activity, Cooper recently announced that it is constructing a new facility in Mexico to manufacture selected consumer product lines. The new plant also will reduce costs and serve growing markets in Latin America.

         Revenues during the first half of 2000 for the Tools & Hardware segment were $406.4 million, compared with $402.6 million for the same period last year. Segment operating earnings for the six months ending June 30, 2000, were $46.6 million, compared with $52.4 million, excluding nonrecurring items, for the same period in 1999.

         "Cooper exhibited very solid results for the second quarter, the most notable being considerable top line growth," continued Riley. "Additionally, during the first half of the year, we successfully strengthened our already solid business platform with numerous opportunities for growth and enhanced profitability. Consequently, we are confident that we will achieve our objectives for the year and we expect to enter 2001 an even stronger, more balanced company."

         Cooper Industries, with 1999 revenues of $3.9 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the Company's Internet site:
www.cooperindustries.com.

         Comparisons of 2000 and 1999 second-quarter and year-to-date results appear on the following pages.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, such as the level of market demand for the Company's products, competitive pressures and future economic conditions. These factors are discussed in the Company's 1999 Annual Report on Form 10-K and other Securities and Exchange Commission filings.


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Cooper Industries, Inc.                                                   Page 4


         Cooper's second-quarter 2000 earnings conference call for analysts and investors will be broadcast over the Internet through the Company's web site at noon (Eastern) on Tuesday, July 25, 2000. The conference call also will be available as a taped audio replay over the Internet through the Company's web page until August 1, 2000.


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                       CONSOLIDATED RESULTS OF OPERATIONS


                                                         Quarter Ended June 30,
                                                    ------------------------------
                                                        2000                1999
                                                    -----------          ---------
                                                    (in millions where applicable)
Revenues                                            $   1,168.2          $   957.5

Cost of sales                                             794.5              639.8
Selling and administrative expenses                       189.4              156.6
Goodwill amortization                                      14.7               11.5
                                                    -----------          ---------
Operating earnings                                        169.6              149.6

Interest expense                                           26.6               12.2
                                                    -----------          ---------

       Income Before Income Taxes                         143.0              137.4
Income taxes                                               50.1               49.4
                                                    -----------          ---------
       Net Income                                   $      92.9          $    88.0
                                                    ===========          =========

Net Income Per Common Share:
       Basic                                        $      1.00          $     .93
                                                    ===========          =========
       Diluted                                      $       .99          $     .92
                                                    ===========          =========

Shares Utilized in Computation
   of Income Per Common Share:
       Basic                                           93.3 MILLION        94.2 million
       Diluted                                         93.9 MILLION        95.3 million


                             PERCENTAGE OF REVENUES


                                                        Quarter Ended June 30,
                                                     ----------------------------
                                                      2000                  1999
                                                     ------                ------
Revenues                                              100.0%                100.0%
Cost of sales                                          68.0%                 66.8%
Selling and administrative expenses                    16.2%                 16.4%
Operating earnings                                     14.5%                 15.6%
Income Before Income Taxes                             12.2%                 14.3%
Net Income                                              8.0%                  9.2%


                      (Additional information on next page)



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
                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

              ADDITIONAL INFORMATION FOR THE QUARTER ENDED JUNE 30

                               SEGMENT INFORMATION


                                                         Quarter Ended June 30,
                                                    ------------------------------
                                                       2000                 1999
                                                    ----------            --------
                                                             (in millions)
Revenues:
   Electrical Products                              $    961.6            $  751.1
   Tools & Hardware                                      206.6               206.4
                                                    ----------            --------
       Total                                        $  1,168.2            $  957.5
                                                    ==========            ========

Segment Operating Earnings:
   Electrical Products                              $    152.5            $  130.9
   Tools & Hardware                                       24.6                29.1
                                                    ----------            --------
       Total                                             177.1               160.0

General Corporate expense                                  7.5                10.4
Interest expense                                          26.6                12.2
                                                    ----------            --------
Income before income taxes                          $    143.0            $  137.4
                                                    ==========            ========

                                                       Quarter Ended June 30,
                                                     --------------------------
                                                     2000                  1999
                                                     ----                  ----
Return on Sales: (1)
   Electrical Products                               15.9%                 17.4%
   Tools & Hardware                                  11.9%                 14.1%
       Total Segments                                15.2%                 16.7%


                      (Additional information on next page)









(1) Adjusting for recent acquisitions, return on sales in 2000 was 17.5% for Electrical Products and 11.8% for Tools & Hardware. Return on sales in 2000 for the total of the segments was 16.3%.


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
                       CONSOLIDATED RESULTS OF OPERATIONS


                                                        Six Months Ended June 30,
                                                      ------------------------------
                                                         2000               1999
                                                      -----------        -----------
                                                      (in millions where applicable)
Revenues                                              $   2,207.1        $   1,882.2

Cost of sales                                             1,496.2            1,261.8
Selling and administrative expenses                         365.8              312.9
Goodwill amortization                                        28.1               22.8
                                                      -----------        -----------
Operating earnings before nonrecurring items                317.0              284.7

Nonrecurring charges                                         --                  3.7
Interest expense                                             44.9               25.4
                                                      -----------        -----------

       Income Before Income Taxes                           272.1              255.6
Income taxes                                                 95.3               92.0
                                                      -----------        -----------
       Net Income                                     $     176.8        $     163.6
                                                      ===========        ===========

Net Income Per Common Share:
       Basic                                          $      1.89        $      1.74
                                                      ===========        ===========
       Diluted                                        $      1.88        $      1.72
                                                      ===========        ===========

Shares Utilized in Computation
   of Income Per Common Share:
       Basic                                           93.5 MILLION        94.1 million
       Diluted                                         94.2 MILLION        95.0 million


                             PERCENTAGE OF REVENUES


                                                      Six Months Ended June 30,
                                                     --------------------------
                                                      2000                1999
                                                     ------              ------
Revenues                                              100.0%              100.0%
Cost of sales                                          67.8%               67.0%
Selling and administrative expenses                    16.6%               16.6%
Operating earnings before nonrecurring items           14.4%               15.1%
Income Before Income Taxes                             12.3%               13.6%
Net Income                                              8.0%                8.7%


                      (Additional information on next page)







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                                        7

             ADDITIONAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30

                               SEGMENT INFORMATION


                                                  Six Months Ended June 30,
                                                 ----------------------------
                                                    2000              1999
                                                 ----------        ----------
                                                         (in millions)
Revenues:
   Electrical Products                           $  1,800.7        $  1,479.6
   Tools & Hardware                                   406.4             402.6
                                                 ----------        ----------
       Total                                     $  2,207.1        $  1,882.2
                                                 ==========        ==========

Segment Operating Earnings
Without Nonrecurring Items:
   Electrical Products                           $    285.7        $    252.3
   Tools & Hardware                                    46.6              52.4
                                                 ----------        ----------
       Total                                          332.3             304.7

Segment Nonrecurring Items:
   Electrical Products                                 --                 3.0
   Tools & Hardware                                    --                 1.5
                                                 ----------        ----------
       Total                                           --                 4.5
                                                 ----------        ----------

Segment Operating Earnings
With Nonrecurring Items:
   Electrical Products                                285.7             249.3
   Tools & Hardware                                    46.6              50.9
                                                 ----------        ----------
       Total segment operating earnings               332.3             300.2

General Corporate nonrecurring items                   --                 (.8)
General Corporate expense                              15.3              20.0
Interest expense                                       44.9              25.4
                                                 ----------        ----------
Income before income taxes                       $    272.1        $    255.6
                                                 ==========        ==========

                                                       Six Months Ended June 30,
                                                       -------------------------
                                                       2000                1999
                                                       ----                ----
Return on Sales: (1)
   Electrical Products                                 15.9%               17.1%
   Tools & Hardware                                    11.5%               13.0%
       Total Segments                                  15.1%               16.2%


                      (Additional information on next page)




(1) Before nonrecurring items and after acquisitions. Adjusting for recent acquisitions, return on sales in 2000 was 17.0% for Electrical Products and 11.3% for Tools & Hardware. Return on sales in 2000 for the total of the segments was 15.9%.


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
                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

             ADDITIONAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30


                                                                      Net Income Per
                                        Net Income                 Diluted Common Share
                                 ------------------------         -----------------------
                                   2000            1999             2000           1999
                                 --------        --------         --------       --------
                                              (in millions where applicable)
Income before nonrecurring
   items                         $  176.8        $  166.0         $   1.88       $   1.74
Nonrecurring items                   --              (2.4)           --              (.02)
                                 --------        --------         --------       --------
Net Income                       $  176.8        $  163.6         $   1.88       $   1.72
                                 ========        ========         ========       ========




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